As filed with the Securities and Exchange Commission on April 26, 2012

Registration No. 333-159586

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	74-0694415
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Louisiana Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

CENTERPOINT ENERGY, INC. 2009 LONG TERM INCENTIVE PLAN

(Full title of the plan)

Christopher J. Arntzen

Vice President, Deputy General Counsel and Assistant Corporate Secretary

1111 Louisiana

Houston, Texas 77002

(Name and address of agent for service)

(713) 207-1111

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 is being filed by CenterPoint Energy, Inc. (“CenterPoint Energy”) to include the consent of CenterPoint Energy’s independent registered public accounting firm to the incorporation by reference of its reports on the consolidated financial statements and financial statement schedules appearing in CenterPoint Energy’s Annual Report on Form 10-K for the year ended December 31, 2011. The consent was inadvertently omitted from such Form 10-K.

In addition, CenterPoint Energy is including in this Post Effective Amendment No. 1 to the Registration Statement updated information with respect to Item 6, “Indemnification of Directors and Officers,” and is filing exhibits reflecting the current versions of CenterPoint Energy’s organizational documents. This additional information is being provided to reflect changes in applicable Texas law and CenterPoint Energy’s organizational documents, respectively, since the filing of the original Registration Statement on Form S-8 (File No. 333-159586) on May 29, 2009.

Other than the addition of the consent as an exhibit to this Post-Effective Amendment No. 1, and the additional information described in the preceding paragraph, there is no change to any information contained in the original Registration Statement on Form S-8 (File No. 333-159586) filed with the Securities and Exchange Commission on May 29, 2009.

PART II

Item 6. Indemnification of Directors and Officers.

Title 1, Chapter 8 of the Texas Business Organizations Code (“TBOC”) and Article V of CenterPoint Energy’s Amended and Restated Bylaws provide CenterPoint Energy with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, CenterPoint Energy has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

Additionally, Article IX of CenterPoint Energy’s Restated Articles of Incorporation provides that no director of CenterPoint Energy is liable to CenterPoint Energy or its shareholders for monetary damages for any act or omission in the director’s capacity as director, except as required by law as in effect from time to time. Currently, Section 7.001 of the TBOC requires that liability be imposed for the following actions: (i) any breach of such director’s duty of loyalty to CenterPoint Energy or its shareholders, (ii) any act or omission not in good faith that constitutes a breach of duty of such director to CenterPoint Energy or that involves intentional misconduct or a knowing violation of law, (iii) a transaction from which such director received an improper benefit, regardless of whether or not the benefit resulted from an action taken within the scope of the director’s duties or (iv) an act or omission for which the liability of a director is expressly provided for by statute.

Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of CenterPoint Energy existing at the time of the repeal or modification.

Item 8. Exhibits

Reference is made to the attached Exhibit Index, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 26, 2012.

CENTERPOINT ENERGY, INC.

By:	/s/ David M. McClanahan
David M. McClanahan
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary L. Whitlock, David M. McClanahan and Christopher J. Arntzen, and each of them, each of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated on April 26, 2012.

Signature	Title

/s/ David M. McClanahan	President, Chief Executive Officer and Director
David M. McClanahan	(Principal Executive Officer)

/s/ Gary L. Whitlock	Executive Vice President and Chief Financial Officer
Gary L. Whitlock	(Principal Financial Officer)

/s/ Walter L. Fitzgerald	Senior Vice President and Chief Accounting Officer
Walter L. Fitzgerald	(Principal Accounting Officer)

/s/ Donald R. Campbell	Director
Donald R. Campbell

/s/ Milton Carroll	Director
Milton Carroll

Signature	Title

/s/ O. Holcombe Crosswell	Director
O. Holcombe Crosswell

/s/ Michael P. Johnson	Director
Michael P. Johnson

/s/ Janiece M. Longoria	Director
Janiece M. Longoria

/s/ Susan O. Rheney	Director
Susan O. Rheney

/s/ R.A. Walker	Director
R.A. Walker

/s/ Peter S. Wareing	Director
Peter S. Wareing

/s/ Sherman M. Wolff	Director
Sherman M. Wolff

EXHIBIT INDEX

Exhibit Number	Document Description	Report or Registration Statement	SEC File or Registration Number	Exhibit Reference

4.1* -	Restated Articles of Incorporation of CenterPoint Energy	CenterPoint Energy’s Form 8-K dated July 24, 2008	1-31447	3.2

4.2* -	Amended and Restated Bylaws of CenterPoint Energy	CenterPoint Energy’s Form 10-K for the year ended December 31, 2010	1-31447	3(b)

4.3* -	Statement of Resolutions Deleting Shares Designated Series A Preferred Stock of CenterPoint Energy	CenterPoint Energy’s Form 10-K for the year ended December 31, 2011	1-31447	3(c)

4.4* -	Form of CenterPoint Energy, Inc. Stock Certificate	CenterPoint Energy’s Registration Statement on Form S-4	333-69502	4.1

4.5*	CenterPoint Energy, Inc. 2009 Long Term Incentive Plan	CenterPoint Energy’s Definitive Proxy Statement on Schedule 14A filed on March 13, 2009	1-31447	Appendix A

5.1* -	Opinion of Baker Botts L.L.P.	CenterPoint Energy’s Form S-8 dated May 29, 2009	333-159586	5.1

23.1 -	Consent of Deloitte & Touche LLP

24.1* -	Powers of Attorney (included in the signature page of this Post-Effective Amendment No. 1 to the Registration Statement)

*	Incorporated herein by reference as indicated